UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2017

FNCB Bancorp, Inc.

(Exact name of registrant as specified in its Charter)

Pennsylvania	000-53869	23-2900790
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Identification No.)

102 E. Drinker St., Dunmore, PA, 18512

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 570.346.7667

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                              Emerging growth company ☐

If an emerging growth company, indicated by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

 ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

On September 27, 2017, the Board of Directors of FNCB Bancorp, Inc. (the “Company”), the parent company of FNCB Bank (the “Bank”), elected the following three directors to the Board of Directors of the Company:

Kathleen McCarthy Lambert was elected as a Class A director whose term will expire in 2020. Ms. Lambert will serve as a member of the Company’s Audit and Risk Management Committees;

Vithalbhai D. Dhaduk, M.D. was elected as a Class B director whose term will expire in 2018. Dr. Dhaduk will serve as a member of the Company’s Compensation Committee and the Bank’s Directors Loan Committee; and

Joseph L. DeNaples, Esquire was elected as a Class C director whose term will expire in 2019. Atty. DeNaples will serve as a member of the Company’s Audit and Nominating and Governance Committees. Atty DeNaples is the son of director, Dominick L. DeNaples and nephew of director, Louis A. DeNaples.

The above individuals were also elected, on September 27, 2017, to serve on the Bank Board.

There are no arrangements or understandings between Ms. Lambert, Dr. Dhaduk and Atty. DeNaples and any other persons pursuant to which they were selected as directors.

A copy of the press release issued by the Company is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 8.01	Other Events

On September 27, 2017, the Board of Directors of the Company approved revisions to its Corporate Governance Guidelines to set a retirement age for the Company’s and the Bank’s directors and executive officers. According to the approved revisions, no person shall be nominated by the Board of the Company and the Bank to serve as a Director after he or she has passed his or her 80th birthday. In the event that a director turns the age of 80 during his or her term as a Director, he or she may serve the remaining time of his or her term until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. In addition, thereto, the Company’s and the Bank’s executive officers shall be subject to a mandatory retirement age of 75. Such retirement age may be waived for the President and Chief Executive Officer for strategic planning purposes in the sole discretion of the Board of Directors of the Company and Bank.

On September 27, 2017, the Board of Directors of the Bank approved the establishment of an Advisory Board of Directors of the Bank for the purpose of supporting the Bank Board and management related to the Bank’s business development and serving as ambassadors for the Bank in the communities served by the Bank.

Item 9.01	Financial Statements and Exhibits

Exhibits:

99.1	Press Release issued September 27, 2017

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FNCB BANCORP, INC.

	By:	/s/ James M. Bone, Jr., CPA
James M. Bone, Jr., CPA
Executive Vice President and Chief Financial Officer

Dated: September 27, 2017